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                                                                    EXHIBIT 3.16

                               DOMINO'S PIZZA LLC

                                     BYLAWS

                                    ARTICLE I

                                     MEMBERS

         Section 1. Annual Meeting. There shall be an annual meeting of members of the company for the election of managers, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting. Such annual meeting shall be held at the principal office of the company in the Township of Ann Arbor in Washtenaw County, or at such other place either within or without the State of Michigan as may be designated by the Board of Managers or by the President, and specified in the notice of such meeting, at 10:00 o'clock a.m., or at such other time as may be designated by the Board of Managers or by the President, and specified in the notice of the meeting, on the second Monday of January in 2000 and in each year thereafter, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day.

         Section 2. Special Meetings. Special meetings of the members of the company may be called by the President, or the Board of Managers acting at a meeting, or by majority of managers acting without a meeting, or by members holding at least twenty-five percent (25%) of the capital interests of the company. Special meetings may be held on any business day. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of members, such officer shall forthwith cause to be given to the members entitled thereto notice of a meeting to be held on a date not less than seven or more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within 20 days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof as provided in these Bylaws, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between 9:00 a.m. and 4:00 p.m., and shall be held at the principal office of the company, unless the same is called by the managers, acting with or without a meeting, in which case such meeting may be held at any place either within or without the State of Michigan designated by the Board of Managers and specified in the notice of such meeting.

         Section 3. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of members, written notice stating the time and place of the meeting, and in the case of a special meeting the purposes of such meeting, shall be given by or at the direction of the Secretary or Assistant Secretary, or any other person or persons required or permitted by these Bylaws to give such notice. The notice shall be given by personal delivery or by mail to each member entitled to notice of the meeting who is of record as of the day next

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preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the members at their respective addresses as they appear on the records of the company. Notice of the time, place and purposes of any meeting of members may be waived in writing, either before or after the holding of such meeting, by any members, which writing shall be filed with or entered upon the records of the meeting. The attendance of any members at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to have waived notice of such meeting.

         Section 4. Quorum; Adjournment. At any meeting of the members the holders of capital interests in the company entitling them to exercise a majority of the voting power of the company present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, by the Articles of Organization, or by these Bylaws, to be authorized or taken by a designated proportion of the capital interests of the company, or a particular class thereof, may be authorized or taken by a lesser proportion; and provided, further, that the holders of a majority of the capital interests represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

         Section 5. Proxies. Members entitled to vote or to act with respect to capital interests in the company may vote or act in person or by proxy. The person appointed as proxy need not be a member. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person having appointed a proxy shall not operate to revoke the appointment. Notice to the company, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

         Section 6. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the members may be authorized or taken without a meeting in a writing or writings signed by all of the members entitled to vote on such matter, which writing or writings shall be filed with or entered upon the records of the company. A telegram, telex, cablegram, or similar transmission by a member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a member, shall be regarded as signed by the member for purposes of this Section.

         Section 7. Telephonic Participation in Meetings. Members may participate in any meeting through telephonic or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.


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                                   ARTICLE II

                                BOARD OF MANAGERS

         Section 1. Number. The number of managers constituting the Board of Managers shall be determined by resolution of the members entitled to vote, but shall not be less than the number of persons that are directors of Domino's, Inc., unless a lower number is approved by the members.

         Section 2. Election of Managers; Vacancies. The managers shall be elected at each annual meeting of members, or at a special meeting called for the purpose of electing managers, or the managers may be designated at any time by the unanimous written action of the members. In the event of the occurrence of any vacancy or vacancies in the Board of Managers, however caused, the remaining managers, though less than a majority of the whole authorized number of managers, may, by the vote of a majority of their number, fill any vacancy for the unexpired term.

         Section 3. Term of Office; Resignation. Each manager shall hold office until the next annual meeting of the members and until his successor is elected, or until his earlier resignation, removal from office, or death. Any manager may resign at any time by oral statement to that effect made at a meeting of the Board of Managers or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the manager may specify.

         Section 4. Regular Meetings. Regular meetings of the Board of Managers may be held at such times and places within or without the State of Michigan as may be provided for in rules or resolutions adopted by the Board of Managers and upon such notice, if any, as shall be so provided.

         Section 5. Special Meetings. Special meetings of the Board of Managers may be held at any time upon call by the President or a Vice President or any two managers. Written notice of the time and place of each such meeting shall be given to each manager, either by personal delivery or by mail, telegram, or cablegram, at least two days before the meeting, which notice need not specify the purposes of the meeting.

         Section 6. Quorum; Adjournment. A quorum of the Board of Managers shall consist of a majority of the managers then in office.

         Section 7. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Managers may be authorized or taken without a meeting in a writing or writings signed by all of the managers, which writing or writings shall be filed with or entered upon the records of the company. A telegram, telex, cablegram, or similar transmission by a member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a manager, shall be regarded as signed by the manager for purposes of this Section.

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         Section 8. Telephonic Participation in Meetings. Managers may
participate in any meeting through telephonic or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Election and Designation of Officers. The Board of Managers shall elect a President, a Secretary, a Treasurer, and, in its discretion, may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Managers may deem necessary. The President shall be a manager, but no one of the other officers need be a manager. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office; Vacancies. The officers of the company shall hold office until the next annual meeting of the Board of Managers and until their successors are elected, except in case of resignation, removal from office or death. The Board of Managers may remove any officer at any time with or without cause by a majority vote of the managers then in office. Any vacancy in any office may be filled by the Board of Managers.

         Section 3. President. The President shall preside at all meetings of the members and at all meetings of the Board of Managers. Subject to directions of the Board of Managers, the President shall have general executive supervision over the property, business and affairs of the company. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the company and shall have such other authority and shall perform such other duties as may be determined by the Board of Managers.

         Section 4. Vice Presidents. The Vice Presidents shall, respectively, have such authority and perform such duties as may be determined by the Board of Managers.

         Section 5. Secretary. The Secretary shall keep the minutes of meetings of the members and of the Board of Managers. He shall keep such books as may be required by the Board of Managers, shall give notices of members' meetings and of Board meetings required by these Bylaws, or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Managers.

         Section 6. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other companies, and similar property belonging to the company, and shall do with the same as may be ordered by the


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Board of Managers. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the managers and shall have such authority and shall perform such other duties as may be determined by the Board of Managers.

         Section 7. Other Officers. The Assistant Secretaries and Assistant Treasurers, if any, and any other officers whom the Board of Managers may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Managers.

         Section 8. Delegation of Authority and Duties. The Board of Managers is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

                                   ARTICLE IV

                                  COMPENSATION

         Section 1. Managers and Members of Committees. Managers shall receive such stated compensation for their services and such sums for expenses of attendance, if any, as may be determined by the Board of Managers. Managers that serve the company in another capacity may also be allowed such other compensation as may be determined by their contract or agreement with the company in accordance with the following section. Members of either executive or special committees may be allowed such compensation as the Board of Managers may determine for attending committee hearings.

         Section 2. Officers and Employees. The compensation of officers and employees of the company, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Managers or any committee of the Board of Managers. Such compensation may include pension, disability and death benefits, and may be by way of fixed salary, or on the basis of earnings of the company, or any combination thereof, or otherwise, as determined or authorized from time to time by the Board of Managers or any committee of the Board of Managers.

                                    ARTICLE V

                                 INDEMNIFICATION

         Section 1. Third Party Actions. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the company) by reason of the fact that he is or was a manager, officer or employee of the company, or is or was serving at the request of the company as a manager, trustee, officer or employee of another company, partnership, joint

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venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Derivative Actions. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including all appeals, by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, officer or employee of the company, or is or was serving at the request of the company as a manager, trustee, officer or employee of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper.

         Section 3. Rights After Successful Defense. To the extent that a manager, officer or employee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Other Determination of Rights. Except in a situation governed by Section 3, any indemnification under Section 1 or 2 (unless ordered by a court) shall be made by the company only as authorized in the specific case upon a determination that indemnification of the manager, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2. Such determination shall be made (a) by a majority vote of managers acting at a meeting at which a quorum consisting of managers who were

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not parties to such action, suit or proceeding is present, or (b) if such a quorum is not obtainable (or even if obtainable), and a majority of disinterested managers so directs, by independent legal counsel (compensated by the company) in a written opinion, or (c) by the affirmative vote in person or by proxy of the holders of a majority of the capital interests of the company entitled to vote in the election of managers, without regard to voting power which may thereafter exist upon a default, failure or other contingency.

         Section 5. Advances of Expenses. Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals), or threat thereof, may be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the manager, officer or employee, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the company.

         Section 6. Nonexclusiveness; Heirs. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the Articles of Organization, these Bylaws, any agreement, vote of members, any insurance purchased by the company, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be manager, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7. Purchase of Insurance. The company may purchase and maintain insurance on behalf of any person who is or was a manager, officer or employee of the company, or is or was serving at the request of the company as a manager, officer or employee of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this Article or of the Michigan Limited Liability Company Act.

                                   ARTICLE VI

                             CERTIFICATES FOR UNITS

         Section 1. Form of Certificates and Signatures. Each holder of a membership unit shall be entitled to one or more certificates, signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the company, which shall certify the number and class of membership units held by him in the company, but no certificate for membership units shall be executed or delivered until such units are fully paid. When such a


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certificate is countersigned by an transfer agent or registrar, the signature of any of said officers of the company may be facsimile, engraved, stamped or printed.

         Section 2. Transfer of Units. Membership units in the company shall be transferable upon the books of the company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of units of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the company or its agents may reasonably require.

         Section 3. Lost, Stolen or Destroyed Certificates. The company may issue a new certificate for membership units in place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Managers may, in its discretion, require the owner, or his legal representatives, to give the company a bond containing such terms as the Board of Managers may require to protect the company or any person injured by the execution and delivery of a new certificate.

         Section 4. Transfer Agent and Registrar. The Board of Managers may appoint, or revoke the appointment of, transfer agents or registrars and may require all certificates for membership units to bear the signatures of such transfer agents and registrars or any of them.

                                   ARTICLE VII

                                   AMENDMENTS

         The Bylaws of the company may be amended, or new Bylaws may be adopted, by the members at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the company on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal.


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